UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

LAKELAND INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15535	13-3115216
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3555 Veterans Memorial Hwy, Suite C, Ronkonkoma, New York	11779-7410
(Address of principal executive offices)	(Zip Code)

(631) 981-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 21, 2017, the stockholders of Lakeland Industries, Inc. (the “Company”) approved the Lakeland Industries, Inc. 2017 Equity Incentive Plan (the “Stock Plan”) at the Annual Meeting of Stockholders. The executive officers and all other employees and directors of the Company and its subsidiaries are eligible to participate in the Stock Plan. The Stock Plan is administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), except that with respect to all non-employee directors, the Committee shall be deemed to include the full Board. The Stock Plan provides for the grant of equity-based compensation in the form of stock options, restricted stock, restricted stock units, performance shares, performance units, or stock appreciation rights. The Stock Plan also permits the grant of awards that qualify for “performance-based compensation” within the meaning of Section 162(m) of the U.S. Internal Revenue Code. The Committee has the authority to determine the type of award, as well as the amount, terms and conditions of each award, under the Stock Plan, subject to the limitations and other provisions of the Stock Plan. An aggregate of 360,000 shares of the Company’s common stock, par value $.01 per share, are authorized for issuance under the Stock Plan, subject to adjustment as provided in the Stock Plan for stock splits, dividends, distributions, recapitalizations and other similar transactions or events. If any shares subject to an award are forfeited, expire, lapse or otherwise terminate without issuance of such shares, such shares shall, to the extent of such forfeiture, expiration, lapse or termination, again be available for issuance under the Stock Plan. The foregoing summary of the Stock Plan is qualified in its entirety by reference to the full text of the Stock Plan, filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2017 Annual Meeting of Stockholders on June 21, 2017. The final results of the voting for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: The Board of Directors’ nominees for Class I directors were elected to serve for three years expiring at the Company’s 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, by the votes set forth below:

Director	For	Withheld	Broker Non-votes
Christopher J. Ryan	3,484,983	89,890	1,887,966
A. John Kreft	3,487,121	87,752

Proposal 2: The Stockholders ratified the appointment of Friedman LLP, as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2018, by the votes set forth below:

For	Against	Abstain
4,944,030	490,948	27,861

Proposal 3: The Stockholders approved, on an advisory basis, compensation of the Company’s named executive officers, by the votes set forth below:

For	Against	Abstain	Broker Non-votes
3,422,865	130,609	21,399	1,887,966

Proposal 4: The Stockholders approved the Lakeland Industries, Inc. 2017 Equity Incentive Plan, by the votes set forth below:

For	Against	Abstain	Broker Non-votes
3,284,756	260,781	29,336	1,887,966

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Lakeland Industries, Inc. 2017 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

	By:	/s/ Christopher J. Ryan
Christopher J. Ryan
President and Chief Executive Officer

Date: June 22, 2017